UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529
Houston,	TX	77041
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On February 26, 2021, Mr. John R. Huff, Chairman of the Board of Directors (the "Board") of Oceaneering International, Inc. ("Oceaneering" or "us") notified the Board that he would not stand for re-election and that he was retiring and resigning as a member of the Board effective upon the election of Class II directors at Oceaneering's 2021 annual meeting of shareholders, which is scheduled to be held on May 7, 2021.

Compensatory Arrangements

Effective as of February 26, 2021, the Compensation Committee (the "Compensation Committee") of the Board granted awards of performance units and restricted stock units under Oceaneering's 2020 Incentive Plan (the "Incentive Plan") to various employees, including Oceaneering's executive officers.
The following table sets forth information regarding the performance units and restricted stock units awarded to each of the below-indicated continuing executive officers of Oceaneering listed in the "Summary Compensation Table" in Oceaneering's proxy statement for its 2020 annual meeting of shareholders as a named executive officer (the "Named Executive Officers"), as well as to Mr. Eric A. Silva, who is expected to be listed as a named executive officer in Oceaneering's proxy statement for its 2021 annual meeting of shareholders (the "2021 Proxy Statement"). Mr. Stephen P. Barrett, who was a named executive officer in 2020, is omitted from the following table due to his retirement in April 2020.

Name and Position	Number of Performance Units (1)(2)	Number of Restricted Stock Units (1)(3)
Roderick A. Larson	21,660	152,160
President and Chief Executive Officer and Director
Charles W. Davison, Jr.	9,300	65,332
Chief Operating Officer
Alan R. Curtis	7,046	49,494
Senior Vice President and Chief Financial Officer
David K. Lawrence	4,500	31,612
Senior Vice President, General Counsel and Secretary
Eric A. Silva	3,366	23,646
Senior Vice President and Chief Transformation Officer
(1)    The performance units and restricted stock units are scheduled to vest in full on the third anniversary of the award date, subject to earlier vesting on: (a) an employee's attainment of Retirement Age (as defined in Exhibits 10.1 and 10.2), resulting in vesting on a pro-rata basis over three years, which in the case of Mr. Lawrence, began in 2020; or (b) the termination or constructive termination of an employee's employment in connection with a change of control or due to death or disability.

(2)    The number of performance units shown represents units with an initial notional value of $100 and is not equivalent to a number of shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on Cumulative Adjusted EBITDA and relative Total Shareholder Return, or TSR, for the three-year period from January 1, 2021 through December 31, 2023, to be used as the basis for the final value of the performance units awarded under the Incentive Plan. Cumulative Adjusted EBITDA and relative TSR are to be determined in accordance with the award agreement, and the final value of each performance unit may range from $0 to $200. Upon settlement, the value of the performance units will be payable in cash.
(3)    Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.
In addition, effective February 26, 2021, the Board: (1) granted awards of 17,387 shares of restricted stock under the Incentive Plan to each of the following nonemployee directors of Oceaneering: Ms. Karen H. Beachy, Mr. William B. Berry, Mr. T. Jay Collins, Ms. Deanna L. Goodwin, Mr. M. Kevin McEvoy, Mr. Paul B. Murphy, Jr., Mr. Jon Erik Reinhardsen, Dr. Kavitha Velusamy and Mr. Steven A. Webster; and (2) granted an award of 25,817 shares of restricted stock under the Incentive Plan to Mr. John R. Huff, Chairman of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date for directors Beachy, Berry, Collins, Goodwin, McEvoy, Murphy, Reinhardsen, Velusamy and Webster, and on the retirement from his position as a director of Oceaneering for Mr. Huff, provided that such retirement is not before the date of the 2021 annual meeting of shareholders of Oceaneering; and further provided that all awards are subject to: (a) earlier vesting on a change of control or the termination of the director's service due to death or disability; and (b) such other terms as are set forth in the award agreements.
Annual cash retainers for Oceaneering's nonemployee directors were continued for 2021 without change from the first half of 2020. All cash retainers are payable on a quarterly basis. The 2021 base cash retainer is $105,000 for Mr. Huff and $70,000 for each of our other nonemployee directors. Base cash retainers are supplemented by cash retainers payable to the chairs and members of the committees of the Board at annual amounts, respectively, of $30,000 and $10,000 for the Audit Committee, $20,000 and $10,000 for the Compensation Committee, and $10,000 and $5,000 for the Nominating and Corporate Governance Committee.
In addition, the Compensation Committee approved: (1) the form of 2021 Performance Unit Agreement, including 2021 Performance Award: Goals and Measures, that will govern the terms and conditions of the performance unit awards made to Oceaneering's executive officers and other employees; and (2) the form of 2021 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering's executive officers and other employees. The Board approved the forms of 2021 Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to Oceaneering’s nonemployee directors.
The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete forms of agreement (the "2021 LTIP Forms"), which are attached as exhibits to this report and incorporated by reference into this Item.

In accordance with the terms of Oceaneering's Second Amended and Restated 2010 Incentive Plan (the "Prior Incentive Plan"), the Compensation Committee also made a discretionary adjustment to the performance units awarded in February 2018, to change one of the financial metrics from Cumulative EBITDA to Cumulative Adjusted EBITDA, in conjunction with determining the final payouts under those performance units. In its determination to make that adjustment, the Compensation Committee took into account the fact that, beginning with the performance units awarded in February 2019, the Compensation Committee has been using Cumulative Adjusted EBITDA as a performance metric for the relevant three-year performance period, rather than Cumulative EBITDA, due to its conclusion that Cumulative Adjusted EBITDA provided a more appropriate and consistent measure of financial performance than the unadjusted amount. The adjustment to the 2018 performance units was made in order to align with this approach.
Effective as of February 26, 2021, the Compensation Committee approved the payment of bonuses awarded in 2020 under the Prior Incentive Plan to various employees, including the Named Executive Officers and Mr. Silva. The Compensation Committee had previously established performance goals for the year ending December 31, 2020 to be used as the basis for determining the final value, if any, of annual cash bonus awards approved under the Incentive Plan (the "2020 Bonus Program"). For executive officers, achievement was determined by reference to Adjusted EBITDA, Free Cash Flow and health, safety and environmental performance measures, for the year ended December 31, 2020. The following table summarizes the payments approved under the 2020 Bonus Program for the Named Executive Officers and Mr. Silva:

Name	2020 Bonus Program Amount
Roderick A. Larson	$744,451
Charles W. Davison, Jr.	$503,929
Alan R. Curtis	$260,296
David K. Lawrence	$228,597
Eric A. Silva	$227,987
Effective as of February 26, 2021, the Compensation Committee set the annual base salaries for the Named Executive Officers and Mr. Silva as follows:

Name	2021 Base Salary
Roderick A. Larson	$760,000
Charles W. Davison, Jr.	$620,000
Alan R. Curtis	$427,000
David K. Lawrence	$375,000
Eric A. Silva	$374,000
Effective as of February 26, 2021, the Compensation Committee approved a performance-based annual cash bonus awards program under the Incentive Plan for the year ending December 31, 2021 (the "2021 Bonus Program"). Bonuses under the 2021 Bonus Program for executive officers will be based 60% on Adjusted EBITDA, 30% on Free Cash Flow and 10% on safety performance measures for the year ending December 31, 2021. Under this program, the target and maximum possible bonuses for the Named Executive Officers and Mr. Silva, each as a percentage of such officer's base salary for 2021, are as follows:

Name	Target Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary
Roderick A. Larson	125%	241%
Charles W. Davison, Jr.	100%	193%
Alan R. Curtis	75%	145%
David K. Lawrence	75%	145%
Eric A. Silva	75%	145%
A summary of the 2021 Bonus Program is attached as an exhibit to this report and incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Index to Exhibits

10.1 +	Form of 2021 Performance Unit Agreement

10.2 +	Form of 2021 Restricted Stock Unit Agreement

10.3 +	Form of 2021 Nonemployee Director Restricted Stock Agreement

10.4 +	2021 Nonemployee Director Restricted Stock Agreement for Mr. Huff

10.5 +	2021 Annual Cash Bonus Award Program Summary

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	March 2, 2021	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel
and Secretary